UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 31, 2023

Q2 HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36350	20-2706637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10355 Pecan Park Boulevard
Austin, Texas 78729
(Address of Principal Executive Offices, and Zip Code)

(833) 444-3469
Registrant's Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	QTWO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The board of directors of Q2 Holdings, Inc. (the “Company”) previously approved, subject to stockholder approval, the Company’s 2023 Equity Incentive Plan, or 2023 Plan. As described in Item 5.07 below, the Company held its 2023 annual meeting of stockholders on May 31, 2023. At the meeting, the Company’s stockholders approved the 2023 Plan. The effective date of the 2023 Plan is June 1, 2023.

The 2023 Plan is a successor to and continuation of the Company’s 2014 Equity Incentive Plan, or 2014 Plan. As approved, the shares available for issuance under the 2014 Plan, including shares underlying outstanding awards granted under the 2014 Plan which are subsequently forfeited, canceled, terminated, paid in cash, tendered in consideration of tax withholding obligations, or otherwise returned to the 204 Plan will be rolled into the 2023 Plan. A detailed summary of the material terms of the 2023 Plan appears on pages 18 - 26 of the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 21, 2023 (the “Proxy Statement”) and is incorporated herein by reference. The foregoing description of the 2023 Plan and the summary contained in the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the 2023 Plan, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company held its 2023 annual meeting of stockholders on May 31, 2023. Holders of an aggregate of 58,198,202 shares of the Company’s common stock at the close of business on April 10, 2023 were entitled to vote at the meeting, of which 51,142,710 or 87.87%, of the eligible shares were represented in person or by proxy. The matters voted upon at the meeting and the results of those votes are as follows:

Proposal 1: Election of Directors to hold office for one-year terms or until their respective successors are elected and qualified, or their earlier death, resignation or removal.

	For	Withheld	Broker Non-votes
R. Lynn Atchison	45,583,383	2,407,842	3,151,485
Jeffrey T. Diehl	47,107,127	884,098	3,151,485
Matthew P. Flake	47,531,864	459,361	3,151,485
Stephen C. Hooley	46,186,647	1,804,578	3,151,485
James R. Offerdahl	47,439,949	551,276	3,151,485
R. H. Seale, III	45,774,937	2,216,288	3,151,485
Margaret L. Taylor	45,891,907	2,099,318	3,151,485
Lynn Antipas Tyson	46,203,759	1,787,466	3,151,485

Based on the votes set forth above, all of the director nominees were duly elected.

Proposal 2: Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2023.

For	Against	Abstaining
50,625,764	494,577	22,369

Based on the votes set forth above, the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023 was ratified.

Proposal 3: Approval of 2023 Equity Inventive Plan.

For	Against	Abstaining	Broker Non-votes
31,006,036	16,973,978	11,211	3,151,485

Based on the votes set forth above, the stockholders approved the 2023 Equity Incentive Plan.

Proposal 4: Advisory vote to approve the compensation of the Company's named executive officers.

For	Against	Abstaining	Broker Non-votes
44,845,489	3,126,085	19,651	3,151,485

Based on the votes set forth above, the stockholders approved on an advisory basis the compensation of the Company's named executive officers.

Proposal 5: Advisory vote on frequency of future advisory votes approve the compensation of the Company's named executive officers.

1 Year	2 Year	3 Year	Abstain
47,848,742	6,350	123,437	12,696

Based on the votes set forth above, the stockholders voted on an advisory basis to hold future advisory votes on the compensation of the Company's named executive officers annually.
The board of directors of the Company has reviewed and considered the results of the advisory vote on the frequency of holding future advisory votes to approve the compensation of the Company's named executive officers as well as general market practices and determined that the Company will conduct future stockholder advisory votes to approve the compensation of the Company's named executive officers every year, so that the next such vote will be held at its fiscal year 2024 annual meeting of stockholders. This policy will remain in effect until the occurrence of the next advisory vote on the frequency of holding future advisory votes to approve the compensation of the Company's named executive officers or until the board of directors determines that a different frequency for such advisory vote is in the best interest of the Company's stockholders.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	2023 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q2 HOLDINGS, INC.

June 6, 2023	/s/ David J. Mehok David J. Mehok Chief Financial Officer